Exhibit 99.3

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear [Field: Full Name]:

As you know, on December 18, 2009 (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Starent Networks, Corp., (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Barcelona Acquisition Corp., Starent Networks, Corp., and the Shareholders’ Agent dated as of October 12, 2009, (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Starent Networks, Corp. common stock granted to you under the Starent Networks, Corp. 2000 Stock Incentive Plan (the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Starent Networks, Corp. under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Starent Networks, Corp., common stock granted to you under the Plan (the “Starent Networks, Corp. Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) and/or option assumption agreements entered into by and between you and Starent Networks, Corp. (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Starent Networks, Corp. Option(s) that are required by the Acquisition.

The table below summarizes your Starent Networks, Corp. Option(s) immediately before and after the Acquisition:

Grant Details

Employee ID [Field: Employee ID]

Grant Date [Field: Grant Date]

Type of Option [Field: Grant Type]

Grant Number [Field: Grant Number]

Cisco Number of Option Shares [Field: Shares Granted]

Cisco Exercise Price Per Share [Field: Option Price]

Original Number of Option Shares [Field: Acquisition Shares]

Original Exercise Price Per Share [Field: Acquisition Exercise Price]

Vesting Commencement Date [Field: Vest Start Date]

Expiration Date [Field: Expiration Date]

The post-Acquisition adjustments are based on the Option Exchange Ratio of [Field: Acquisition Ratio] as determined in accordance with the terms of the Merger Agreement, and are intended to: (i) assure that the total spread of your assumed Starent Networks, Corp. Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Starent Networks, Corp. Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Starent Networks, Corp. Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Starent Networks, Corp. Option(s) was determined by dividing the exercise price per share of your Starent Networks, Corp. Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of Starent Networks, Corp. will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Starent Networks, Corp. Option(s) remain the same as set forth in the Option Agreement(s) (in this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter (whether from Cisco, Starent Networks, Corp. or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Starent Networks, Corp. Option(s)) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. Vesting of your assumed Starent Networks, Corp. Option(s) will be suspended during all leaves of absence in accordance with Cisco’s policies and, the only permissible methods to exercise your assumed Starent Networks, Corp. Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Starent Networks, Corp. Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Starent Networks, Corp. Option(s) may be “early exercised” (i.e., an assumed Starent Networks, Corp. Option(s) may be exercised for shares of Cisco common stock only to the extent vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Starent Networks, Corp. Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Starent Networks, Corp. Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Starent Networks, Corp. Option(s), you must utilize one of Cisco’s preferred brokers, the Charles Schwab Corporation (telephone number is                     ) or Morgan Stanley Smith Barney (telephone number is                     ).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Starent Networks, Corp. Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

Until Cisco’s Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed Starent Networks, Corp. Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Starent Networks, Corp. Option(s), please contact                      at                     .

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler

Mark Chandler

Corporate Secretary

ACKNOWLEDGMENT

[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Starent Networks, Corp. Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Starent Networks, Corp. Option(s), the Plan and this Stock Option Assumption Agreement.

ATTACHMENTS

Exhibit A - Form S-8 Prospectus

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear [Field: Full Name]:

As you know, on December 18, 2009 (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Starent Networks, Corp., (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Barcelona Acquisition Corp., Starent Networks, Corp., and the Shareholders’ Agent dated as of October 12, 2009, (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Starent Networks, Corp. common stock granted to you under the Starent Networks, Corp. 2007 Stock Incentive Plan. (the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Starent Networks, Corp. under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Starent Networks, Corp., common stock granted to you under the Plan (the “ Starent Networks, Corp. Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) and/or option assumption agreements entered into by and between you and Starent Networks, Corp. (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Starent Networks, Corp. Option(s) that are required by the Acquisition.

The table below summarizes your Starent Networks, Corp. Option(s) immediately before and after the Acquisition:

Grant Details

Employee ID [Field: Employee ID]

Grant Date [Field: Grant Date]

Type of Option [Field: Grant Type]

Grant Number [Field: Grant Number]

Cisco Number of Option Shares [Field: Shares Granted]

Cisco Exercise Price Per Share [Field: Option Price]

Original Number of Option Shares [Field: Acquisition Shares]

Original Exercise Price Per Share [Field: Acquisition Exercise Price]

Vesting Commencement Date [Field: Vest Start Date]

Expiration Date [Field: Expiration Date]

The post-Acquisition adjustments are based on the Option Exchange Ratio of [Field: Acquisition Ratio] as determined in accordance with the terms of the Merger Agreement, and are intended to: (i) assure that the total spread of your assumed Starent Networks, Corp. Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Starent Networks, Corp. Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Starent Networks, Corp. Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Starent Networks, Corp. Option(s) was determined by dividing the exercise price per share of your Starent Networks, Corp. Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of Starent Networks, Corp. will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Starent Networks, Corp. Option(s) remain the same as set forth in the Option Agreement(s) (in this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter (whether from Cisco, Starent Networks, Corp. or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Starent Networks, Corp. Option(s)) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. Vesting of your assumed Starent Networks, Corp. Option(s) will be suspended during all leaves of absence in accordance with Cisco’s policies and, the only permissible methods to exercise your assumed Starent Networks, Corp. Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Starent Networks, Corp. Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Starent Networks, Corp. Option(s) may be “early exercised” (i.e., an assumed Starent Networks, Corp. Option(s) may be exercised for shares of Cisco common stock only to the extent vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Starent Networks, Corp. Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Starent Networks, Corp. Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Starent Networks, Corp. Option(s), you must utilize one of Cisco’s preferred brokers, the Charles Schwab Corporation (telephone number is                     ) or Morgan Stanley Smith Barney (telephone number is                     ).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Starent Networks, Corp. Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

Until Cisco’s Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed Starent Networks, Corp. Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Starent Networks, Corp. Option(s), please contact                      at                     .

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler

Mark Chandler

Corporate Secretary

ACKNOWLEDGMENT

[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Starent Networks, Corp. Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Starent Networks, Corp. Option(s), the Plan and this Stock Option Assumption Agreement.

ATTACHMENTS

Exhibit A - Form S-8 Prospectus